For the fiscal year ended January 31, 2002.
File number 811-08587

SUB-ITEM 77-0

  EXHIBITS

    Transactions Effected Pursuant to Rule 10f-3

Ia.

1.   Name of Issuer
 Sprint Corporation

2.   Date of Purchase
  5/30/2001

3.   Number of Securities Purchased
  677,200

4.   Dollar Amount of Purchase
  $12,866,800

5.   Price Per Unit
  $19.00

6.   Name(s) of Underwriter(s) or Dealer(s)
From whom Purchased

  UBS Warburg
  Lehman Brothers

7. 	Other Members of the Underwriting Syndicate:

	Goldman, Sachs & Co.
	Morgan Stanley & Co. Incorporated
	UBS Warburg LLC
	Deutsche Banc Alex. Brown Inc.
	Salomon Smith Barney Inc.
	Credit Suisse First Boston Corporation
	J.P. Morgan Securities Inc.
	Lehman Brothers Inc.
	Merrill Lynch, Pierce, Fenner & Smith Incorporated
	Allen & Company Incorporated
	Robert W. Baird & Co. Incorporated
	Dresdner Kleinwort Wasserstein
	A.G. Edwards & Sons, Inc.
	First Union Securities, Inc.
	Edward D. Jones & Co. L.P.
	Prudential Securities Incorporated
	Samuel A. Ramirez & Company, Inc.
	Muriel Siebert & Co., Inc.
	The Williams Capital Group, L.P.





































	Ib.

	1.   Name of Issuer
	 Kraft Foods Inc.

	2.   Date of Purchase
	  6/12/2001

	3.   Number of Securities Purchased
	  162,900

	4.   Dollar Amount of Purchase
	  $5,049,900

	5.   Price Per Unit
	  $31.00

	6.   Name(s) of Underwriter(s) or Dealer(s)
	From whom Purchased

	  Credit Suisse First Boston

8. 	Other Members of the Underwriting Syndicate:

Credit Suisse First Boston Corporation
Salomon Smith Barney Inc.
Deutsche Banc Alex. Brown Inc.
J.P. Morgan Securities Inc.
Morgan Stanley & Co. Incorporated
UBS Warburg LLC
BNP Paribas
HSBC Securities (USA) Inc.
Lehman Brothers Inc.
Blaylock & Partners, L.P.
Dresdner Kleinwort Wasserstein Securities LLC
Prudential Securities Incorporated
Ramirez & Co., Inc.
Sanford C. Bernstein & Co., Inc.
Utendahl Capital Partners, L.P.
ABN AMRO Rothschild LLC
Credit Lyonnais Securities (USA) Inc.
ING Barings Corp.
Robertson Stephens, Inc.
SG Cowen Securities Corporation
Muriel Siebert & Co., Inc.
BNY Capital Markets, Inc.
Dain Rauscher Incorporated
Davenport & Co. LLC
A.G. Edwards & Sons, Inc.
Invemed Associates, LLC
Adams, Harkness & Hill, Inc.
Advest Inc.
Robert W. Baird  & Co. Incorporated
Banca Akros S.P.A.
BB&T Capital Markets
BBVA Securities Inc.
M.R. Beal & Company
William Blair & Company, LLC
BOE Securities, Inc.
The Chapman Company
Chatsworth Securities LLC
Crowell, Weedon & Co.
CSFBdirect Inc.
Danske Securities
D.A. Davidson & Co.
Doley Securities, Inc.
Fahnestock & Co. Inc.
Gardner Rich & Company, Inc.
Gruntal & Co., LLC
Guzman & Company
Intesa Bci
Jackson Securities Incorporated
Janney Montgomery Scott LLC
C.L. King & Associates, Inc.
Lebenthal & Co., Inc.
Legg Mason Wood Walker, Incorporated
Loop Capital Markets
McDonald Investments Inc., a KeyCorp Company
Melvin Securities, LLC
Mizuho International plc
Neuberger Berman, LLC
Ormes Capital Markets, Inc.
Parker/Hunter Incorporated
Pryor, Counts & Co., Inc.
Raymond James & Associates, Inc.
Redwood Securities Group Inc.
Sanders Morris Harris
Santander Securities
Stephens Inc.
Stifel, Nicolaus & Company, Incorporated
Sturdivant & Co., Inc.
Tucker Anthony Incorporated
The Williams Capital Group, L.P.






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